As filed with the Securities and Exchange Commission on October 12, 2007

Registration Statement No. 333-138095

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SAIC, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	20-3562868
State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10260 CAMPUS POINT DRIVE SAN DIEGO, CALIFORNIA 92121 (858) 826-6000
(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

2006 Equity Incentive Plan

2006 Employee Stock Purchase Plan

Science Applications International Corporation Retirement Plan

Science Applications International Corporation Stock Compensation Plan

Science Applications International Corporation Management Stock Compensation Plan

Science Applications International Corporation Key Executive Stock Deferral Plan

Science Applications International Corporation 1999 Stock Incentive Plan

AMSEC Employees 401(k) Profit Sharing Plan

(Full title of the plans)

DOUGLAS E. SCOTT, ESQ.

Executive Vice President, General Counsel and Secretary

SAIC, Inc.

10260 Campus Point Drive

San Diego, California 92121

(858) 826-6000

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 filed on October 19, 2006 (file No. 333-138095) (the “Registration Statement”), is filed for the sole purpose of deregistering 1,000,000 shares of the Registrant’s class A preferred stock, par value $0.0001 per share, and common stock, par value $0.0001 per share and the associated indeterminate amount of plan interests previously registered under the Registration Statement and issuable under the AMSEC Employees 401(k) Profit Sharing Plan (the “AMSEC 401(k) Plan”). As of the date of this Registration Statement, all 1,000,000 shares of the Registrant’s class A preferred stock and common stock and the associated indeterminate amount of plan interests remain unissued under the AMSEC 401(k) Plan.

In connection with a reorganization transaction involving AMSEC LLC, the Registrant’s class A preferred stock and common stock will no longer be investment options for future contributions under the AMSEC 401(k) Plan. Therefore, in accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities registered under the Registration Statement which remain unsold at the termination of the offering, the Registrant hereby deregisters 1,000,000 shares of the Registrant’s class A preferred stock and common stock and an associated indeterminate amount of plan interests previously registered under the Registration Statement. Except to the extent stated above, the Registration Statement as originally filed is not amended or otherwise affected by this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on October 12, 2007.

SAIC, INC.

By	/S/ K.C. DAHLBERG
K.C. Dahlberg
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement has been signed by the following persons in their respective capacities and on the date indicated.

Signature	Title	Date

*	Chairman of the Board and Chief Executive Officer	October 12, 2007
K.C. Dahlberg	(Principal Executive Officer)

*	Chief Financial Officer	October 12, 2007
M.W. Sopp	(Principal Financial Officer)

*	Controller	October 12, 2007
J.R. Hartley	(Principal Accounting Officer)

*	Director	October 12, 2007
W.H. Demisch

*	Director	October 12, 2007
J.A. Drummond

*	Director	October 12, 2007
J.J. Hamre

Director
Miriam E. John

Signature	Title	Date

*	Director	October 12, 2007
A.K. Jones

Director
John P. Jumper

*	Director	October 12, 2007
H.M.J. Kraemer, Jr.

*	Director	October 12, 2007
E.J. Sanderson, Jr.

*	Director	October 12, 2007
L.A. Simpson

*	Director	October 12, 2007
A.T. Young

*By:	/s/ D.E. SCOTT
D.E. Scott, as attorney-in-fact